UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: August 30, 2004

                              110 MEDIA GROUP, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                  0-29462                       13-412764
--------------------------  ------------------------ ---------------------------------
 (State of Incorporation)   (Commission File Number) (IRS Employer Identification No.)
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                         95 Broadhollow Road, Suite 101
                            Melville, New York 11747
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                    (Address of Principal Executive Offices)


                                 (631) 385-0007
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              (Registrant's telephone number, including area code)


                                       N/A
                     ---------------------------------------
                     (former name and address of registrant)


                                       N/A
                     --------------------------------------
                     (Registrant's former telephone number)


Item 2.01  Acquisition or Disposition of Assets

On August 30, 2004, 110 Media Group, Inc. (the "Company") completed the acquisition of CD Media Distributors Legal Adult Internet Company ("CD-Media") and its website www.CD-Media.net for a total purchase price of $7,500.

CD-Media.net has been in operation since 1999 and owns over 14,000 images and hundreds of video clips which it licenses to thousands of adult-oriented websites.

The terms of the transaction were negotiated between officers of the Company and the principal stockholder of CD-Media. At the time of the negotiations, there was no relationship between the Company and any of its directors, officers or affiliates and CD-Media or its management.

Item 9.01  Financial Statements and Exhibits

(a) Financial statements of business acquired.

If required, financial statements and pro forma financial information will be filed by amendment to this Form 8-K within sixty days from the date of the filing of this amendment.

(b) Pro forma financial information.

See Item 9.01(a), above.

(c) Exhibits.

10.1 CD Media Distributors Purchase Agreement, dated as of August 26, 2004, by and among the Company and Brent Daugherty.

99.1 Press Release dated August 30, 2004 announcing the acquisition of CD-Media.net.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                110 MEDIA GROUP, INC.



                                                By: /s/ Raymond Barton
                                                    -------------------------
                                                    Raymond Barton, CEO

Date: September 2, 2004




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